UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________________________

Date of Report (Date of earliest event reported): December 5, 2018

NEUROMETRIX, INC.
(Exact name of registrant as specified in charter)

Delaware	001-33351	04-3308180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1000 Winter Street, Waltham, Massachusetts 02451
(Address of principal executive offices) (Zip Code)
(781) 890-9989
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 5, 2018, NeuroMetrix, Inc. (the “Company” or “NeuroMetrix”) entered into Amendment No. 1 (the “Amendment”) to its Development and Services Agreement, dated as of January 12, 2018 (the “Development Agreement”) with GSK Consumer Healthcare S.A. (formally known as Novartis Consumer Health S.A.), a société anonyme organized under the laws of Switzerland (“GSK”).

Under the Development Agreement, the parties committed to co-fund future development of Quell® technology beginning in 2019, subject to agreement on an annual program of product initiatives. The parties have agreed on the 2019 development program, which will commence in January 2019.

The parties modified the terms of the Development Agreement to reallocate up to $13.8 million remaining to be paid by GSK upon the achievement of certain development and commercial milestones. These modifications accelerated a portion of the timing for the remaining milestones into the next twelve months while reducing the aggregate milestone amount payable by an interest charge. NeuroMetrix received a $2 million milestone payment from GSK in connection with such modifications.

The Amendment will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2018.

Item 8.01	Other Events.

On December 11, 2018, the Company issued a press release announcing the Amendment. The Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated December 11, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROMETRIX, INC.

Date: December 11, 2018	/s/ THOMAS T. HIGGINS
Thomas T. Higgins
Senior Vice President, Chief Financial Officer
and Treasurer